                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 15, 2003

                     VASCO DATA SECURITY INTERNATIONAL, INC.

               (Exact name of registrant as specified in charter)

       Delaware                   000-24389                      36-4169320
       --------                   ---------                      ----------
 (State or other juris-          (Commission                   (IRS Employer
diction of incorporation)        File Number)                Identification No.)


    1901 South Meyers Road, Suite 210
        Oakbrook Terrace, Illinois                                 60181
------------------------------------------                         -----
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (630) 932-8844


                                      N/A
         (Former name or former address, if changed since last report)



ITEM 5. OTHER EVENTS.

On September 11, 2003 VASCO completed the sale of $8 million of its Series D 5% Cumulative Convertible Voting Preferred Stock and warrants to purchase common stock.

The preferred stock carries a 5% dividend, is convertible into 4 million shares of common stock and will vote with the common stock as a class on matters presented to the stockholders. In addition, investors received 600 thousand five-year warrants to purchase common stock. The preferred stock is convertible at a fixed price of $2.00 per share and the warrants are exercisable at $ 3.47 per share, a 20% premium to the closing price of the common stock on Wednesday, September 10, 2003.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

         See the Exhibit Index attached hereto.


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ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

VASCO Data Security International, Inc. issued a press release on September 12, 2003 announcing the sale of $8 million of its Series D 5% Cumulative Convertible Voting Preferred Stock and warrants to purchase common stock.
The full text of the press release is attached to this Report as Exhibit 99.1



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: September 15, 2003               VASCO Data Security International, Inc.
                                       ---------------------------------------
                                       (Registrant)



                                   By: /s/ Clifford K. Bown
                                       ---------------------------------------
                                       Clifford K. Bown
                                       Chief Financial Officer



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                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
4.1               Preferred Stock and Warrant Purchase Agreement by and among
                  VASCO Data Security International, Inc and various purchasers of the Series D 5% Cumulative Convertible Voting Preferred
                  Stock.

4.2               Certificate of Designations, Rights and Preferences of the
                  Series D 5% Cumulative Convertible Voting Preferred Stock.

4.3               Form of Series D Warrant Agreement.

99.1 Press release, dated September 12, 2003, announcing the sale of $8 million of VASCO's Series D 5% Cumulative Convertible
                  Voting Preferred Stock.

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